Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announces First Quarter 2024 Results

LONDON, U.K. May 10, 2024— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•
Total Members in the first quarter 2024 grew to 261,571 from 259,884 in fourth quarter 2023 and by 9.9% year-over-year
o
Soho House Members grew to 198,021 from 193,865 in fourth quarter 2023, and 17.4% year-over-year
o
SHCO Membership waitlist now sits at approximately 102,000, an all-time high
•
Total revenues of $263.1 million, 3.1% year-over-year growth
•
Membership revenues grew to $100.2 million, a 20.4% increase year-over-year, accounting for 38.1% of Total revenues
•
In-House revenues of $110.4 million, down -5% year-over-year
o
Revenue Per Available Room (“RevPAR”) decreased -3% year-over-year on a like-for-like basis
•
Net loss attributable to Soho House & Co Inc. was $46.0 million or $0.24 per share
•
Adjusted EBITDA was $19.3 million, down $(0.8) million from first quarter 2023
•
Opened Soho House Portland in the quarter, expect to open Soho House Sao Paulo soon

"Our first quarter results are testament to the strong appeal of Soho House globally, with Soho House membership growing 17% year-on-year and our waitlist surpassing the 100,000 mark for the first time." said Andrew Carnie, CEO of Soho House & Co.

“Total revenues grew 3% in the quarter, and we have seen steady improvement in underlying trends since the start of the year. This, coupled with continued strong execution, gives us confidence to raise the midpoint of our Adjusted EBITDA guidance.”

“I’d like to thank our teams for their passion and hard work, and members around the world for their continued loyalty.”

Summary of Financial Results for the Quarter Ended March 31, 2024

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	March 31, 2024	April 2, 2023
Total revenues	$263,146	$255,209
Membership revenues	100,191	83,248
In-House revenues	110,401	116,078
Other revenues	52,554	55,883
Operating income (loss)	(25,083)	962
House-Level Contribution(1)	49,444	46,718
House-Level Contribution margin (%)(1)	25%	24%
Other Contribution(1)	8,106	8,138
Other contribution margin (%)(1)	13%	13%
Net income (loss) attributable to SHCO Inc.	(46,040)	(15,952)
Adjusted EBITDA(1)	19,300	20,127
Adjusted EBITDA margin (%)(1)	7%	8%
Weighted average Class A and Class B Shares outstanding (basic)	195,710,720	195,421,792
Basic and diluted income (loss) per share	$(0.24)	$(0.08)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

The following selected items listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended
(in thousands)	March 31, 2024	April 2, 2023
Pre-opening expenses (1)	$5,754	$4,994
Non-cash rent	833	2,776
Deferred registration fees, net	(467)	(461)

We delivered the following highlights against our strategic priorities in the first quarter

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 198,021 from 193,865 in fourth quarter 2023, and 17.4% YoY
•
Focused rollout of initiatives continues to improve member experience, as illustrated by higher member satisfaction scores
•
Opened Soho House Portland in March, expect to open Soho House Sao Paulo soon

2. Operational Excellence to Drive Profitability

•
We achieved first quarter 2024 Adjusted EBITDA of $19.3 million, with Adjusted EBITDA margins of 7%
•
Launched a new best-in-class Human Resources system in the UK, ahead of rolling it out globally
•
Like-for-like Food & Beverage margins at our Houses both improved compared to the first quarter 2023, despite cost inflation

Membership Summary for the Quarter Ended March 31, 2024

	As of
	March 31, 2024	April 2, 2023
Total Members	261,571	237,961
Soho House	198,021	168,685
Frozen members	10,052	2,333
Soho Friends	57,432	62,912
Soho Works	6,118	6,364
Active App Users	204,405	175,323

	As of
	March 31, 2024	April 2, 2023
Number of Soho Houses	43	41
North America	16	14
United Kingdom	13	13
Europe/RoW	14	14
Number of Soho House Members	198,021	168,685
North America	72,692	61,885
United Kingdom	71,835	63,285
Europe/RoW	42,678	36,031
All Other	10,816	7,484
Number of Other Members	63,550	69,276
North America	17,037	18,894
United Kingdom	38,114	41,756
Europe/RoW	8,399	8,626
Number of Total Members	261,571	237,961
Number of Active App Users	204,405	175,323

Memberships

•
Total Members grew to 261,571 from 259,884 in fourth quarter 2023 and by 9.9% year-over-year
•
Total Soho House Members grew to 198,021 from 193,865 in fourth quarter 2023, driven by continued high retention rates, alongside membership intakes in both new and existing Houses
•
Frozen Members was 10,052 at the end of first quarter 2024
•
Other Memberships including Soho Friends and Soho Works was 63,550 members, a decrease of 2,469 from the end of the fourth quarter 2023 and an 8% decrease year-over-year

Financing

•
SHCO ended first quarter 2024 with Cash and cash equivalents and Restricted cash of $145 million

Updated Fiscal 2024 Guidance

The following forward-looking statements reflect our current expectations as of today, May 10, 2024:

	Old Fiscal 2024 Guidance	New Fiscal 2024 Guidance
Total Soho House Members	>210,000	>210,000
Membership revenues	$405m – $415m	$405m – $415m
Total revenues*	$1,200m – $1,250m	$1,200m – $1,250m
Adjusted EBITDA**	$155m – $165m	$157m – $165m

*Assumes no material FX impact, reflecting bank estimates

**Without adding back pre-opening costs, non-cash rent and deferred registration fees of ~$25-30m combined for fiscal 2024 as a whole

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Friday, May 10, 2024 at 9am EST / 1pm BST.

A live broadcast and accompanying presentation will be available at www.sohohouseco.com.

To listen to the live conference call via telephone, please dial:

USA
New York (646) 307 1963

USA & Canada Toll-Free (800) 715 9871

UK
London +44 (0)20 3481 4247
UK Toll-Free +44 (0)800 260 6466

Conference ID 6397190

A replay of the webcast will be available on our website following the call for up to 90 days.

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See below for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA, Share-based compensation expense and other applicable items. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses or other applicable items. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses, pre-opening expenses, foreign exchange gain/loss, Share-based compensation expense and other applicable items. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net income (loss) to Adjusted EBITDA for the 13 weeks ending March 31, 2024 and April 2, 2023 is set forth below:

	For the 13 Weeks Ended		Percent Change
	March 31, 2024	April 2, 2023	Actuals	Constant Currency(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(46,339)	$(16,016)	n/m	n/m
Depreciation and amortization	25,744	24,464	5%	2%
Interest expense, net	21,199	18,701	13%	9%
Income tax benefit	499	(171)	n/m	n/m
EBITDA	1,103	26,978	(96)%	(96)%
(Gain) loss on sale of property and other, net	(65)	(681)	90%	91%
Share of income of equity method investments	(377)	(871)	57%	58%
Foreign exchange (gain) loss, net (2)	5,481	(13,013)	n/m	n/m
Share of equity method investments adjusted EBITDA	1,740	1,868	(7)%	(10)%
Share-based compensation expense	8,039	5,846	38%	33%
Expenses related to shareholder activism (3)	1,885	—	n/m	n/m
Expenses related to evaluation of certain strategic transactions (4)	1,494	—	n/m	n/m
Adjusted EBITDA	$19,300	$20,127	(4)%	(7)%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by foreign exchange volatility impacting our non-USD debt and working capital.
3.
Primarily relating to professional service fees related to shareholder activism response
4.
Primarily relating to third party advisory expenses incurred by the Company’s independent special committee in respect of the evaluation of certain strategic transactions

A reconciliation of Operating income (loss) to House-Level Contribution & Other Contribution for the 13 weeks ending March 31, 2024 and April 2, 2023 is set forth below:

	For the 13 Weeks Ended
	March 31, 2024	April 2, 2023	Change %	April 3, 2023 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(25,083)	$962	n/m	$(2,899)	n/m
General and administrative	34,372	30,574	12%	31,675	9%
Pre-opening expenses	5,754	4,994	15%	5,174	11%
Depreciation and amortization	25,744	24,464	5%	25,345	2%
Share-based compensation	8,039	5,846	38%	6,057	33%
Foreign exchange (gain) loss, net	5,481	(13,013)	n/m	(13,482)	n/m
Other, net	3,243	1,029	n/m	1,066	n/m
Non-House membership revenues	(9,519)	(8,636)	(10)%	(8,947)	(6)%
Other revenues	(52,554)	(55,883)	6%	(57,291)	8%
Other operating expenses	53,967	56,381	(4)%	58,412	(8)%
House-Level Contribution	$49,444	$46,718	6%	$45,110	10%
Operating income (loss) margin	(10)%	0%		0%
House-Level Contribution Margin	25%	24%		24%

	For the 13 Weeks Ended
	March 31, 2024	April 2, 2023	Change %	April 3, 2023 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(25,083)	$962	n/m	$(2,899)	n/m
General and administrative	34,372	30,574	12%	31,675	9%
Pre-opening expenses	5,754	4,994	15%	5,174	11%
Depreciation and amortization	25,744	24,464	5%	25,345	2%
Share-based compensation	8,039	5,846	38%	6,057	33%
Foreign exchange loss, net	5,481	(13,013)	n/m	(13,482)	n/m
Other, net	3,243	1,029	n/m	1,066	n/m
House membership revenues	(90,672)	(74,612)	(22)%	(75,859)	(20)%
In-House revenues	(110,401)	(116,078)	5%	(118,409)	7%
In-House operating expenses	151,629	143,972	5%	149,158	2%
Total Other Contribution	$8,106	$8,138	(0)%	$7,826	4%
Operating income (loss) margin	(10)%	0%		0%
Other Contribution Margin	13%	13%		13%

Condensed unaudited Consolidated Statements of Operations for the 13 weeks ended March 31, 2024 and April 2, 2023:

	For the 13 Weeks Ended
(in thousands, except for per share data)	March 31, 2024	April 2, 2023
Revenues
Membership revenues	$100,191	$83,248
In-House revenues	110,401	116,078
Other revenues	52,554	55,883
Total revenues	263,146	255,209
Operating expenses
In-House operating expenses	(151,629)	(143,972)
Other operating expenses	(53,967)	(56,381)
General and administrative expenses	(34,372)	(30,574)
Pre-opening expenses	(5,754)	(4,994)
Depreciation and amortization	(25,744)	(24,464)
Share-based compensation	(8,039)	(5,846)
Foreign exchange gain (loss), net	(5,481)	13,013
Other, net	(3,243)	(1,029)
Total operating expenses	(288,229)	(254,247)
Operating income (loss)	(25,083)	962
Other (expense) income
Interest expense, net	(21,199)	(18,701)
Gain (loss) on sale of property and other, net	65	681
Share of income (loss) of equity method investments	377	871
Total other expense, net	(20,757)	(17,149)
Income (loss) before income taxes	(45,840)	(16,187)
Income tax (expense) benefit	(499)	171
Net income (loss)	(46,339)	(16,016)
Net income (loss) attributable to noncontrolling interests	299	64
Net income (loss) attributable to Soho House & Co Inc.	$(46,040)	$(15,952)
Net income (loss) per share attributable to Class A and Class B common stock
Basic and diluted	$(0.24)	$(0.08)
Weighted average shares outstanding
Basic and diluted	195,711	195,422

Condensed unaudited Consolidated Statements of Cash flows for the 13 weeks ended March 31, 2024 and April 2, 2023:

	For the 13 Weeks Ended
(in thousands)	March 31, 2024	April 2, 2023
Cash flows from operating activities
Net income (loss)	$(46,339)	$(16,016)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	25,744	24,464
Non-cash share-based compensation	7,336	5,677
Deferred tax expense (benefit)	(393)	(683)
Gain (loss) on sale of property and other, net	(65)	(681)
Share of (income) loss of equity method investments	(377)	(871)
Amortization of debt issuance costs	703	762
PIK interest (settled), net of non-cash interest	9,614	9,073
Distributions from equity method investees	—	159
Foreign exchange (gain) loss, net	5,481	(13,013)
Changes in assets and liabilities:
Accounts receivable	(1,046)	(1,612)
Inventories	(1,816)	1,373
Operating leases, net	1,749	(1,125)
Other operating assets	(26,478)	(18,385)
Deferred revenue	(4,747)	297
Accounts payable and accrued and other liabilities	38,122	(1,907)
Net cash provided by (used in) operating activities	7,488	(12,488)
Cash flows from investing activities
Purchase of property and equipment	(21,004)	(12,010)
Proceeds from sale of assets	—	978
Purchase of intangible assets	(4,587)	(4,674)
Net cash used in investing activities	(25,591)	(15,706)
Cash flows from financing activities
Repayment of borrowings	(312)	(202)
Proceeds from borrowings	—	—
Payments for debt issuance costs	—	—
Principal payments on finance leases	(67)	(39)
Principal payments on financing obligation	—	—
Distributions to noncontrolling interest	—	(390)
Senior convertible preference shares issued, net of issuance costs	—	—
Purchase of treasury stock	—	—
Net cash (used in) provided by financing activities	(379)	(631)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(569)	1,002
Net (decrease) increase in cash and cash equivalents, and restricted cash	(19,051)	(27,823)
Cash, cash equivalents and restricted cash
Beginning of period	163,607	190,043
End of period	$144,556	$162,220

	For the 13 Weeks Ended
(in thousands)	March 31, 2024	April 2, 2023
Cash, cash equivalents and restricted cash are comprised of:
Cash and cash equivalents	142,320	153,820
Restricted cash	2,236	8,400
Cash, cash equivalents and restricted cash as of March 31, 2024 and April 2, 2023	$144,556	$162,220
Supplemental disclosures:
Cash paid for interest, net of capitalized interest	$10,235	$8,573
Cash paid for income taxes	1,360	263
Supplemental disclosures of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	19,450	33,152
Acquisitions of property and equipment under finance leases	198	—
Accrued capital expenditures	7,764	15,354

Condensed Unaudited Consolidated Balance Sheet as of March 31, 2024 and December 31, 2023:

	As of
(in thousands, except for par value and share data)	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$142,320	$161,656
Restricted cash	2,236	1,951
Accounts receivable, net	58,926	58,158
Inventories	62,137	60,768
Prepaid expenses and other current assets	138,247	112,512
Total current assets	403,866	395,045
Property and equipment, net	617,465	627,035
Operating lease assets	1,147,753	1,150,165
Goodwill	204,150	206,285
Other intangible assets, net	125,363	127,240
Equity method investments	21,775	21,695
Deferred tax assets	733	740
Other non-current assets	2,518	9,597
Total non-current assets	2,119,757	2,142,757
Total assets	$2,523,623	$2,537,802
Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable	$86,482	$70,316
Accrued liabilities	87,941	84,815
Current portion of deferred revenue	114,415	117,129
Indirect and employee taxes payable	30,349	38,169
Current portion of debt, net of debt issuance costs	34,184	29,290
Current portion of operating lease liabilities - sites trading less than one year	947	1,721
Current portion of operating lease liabilities - sites trading more than one year	50,057	49,436
Other current liabilities	42,439	33,633
Total current liabilities	446,814	424,509
Debt, net of current portion and debt issuance costs	637,519	635,576
Property mortgage loans, net of debt issuance costs	137,170	137,099
Operating lease liabilities, net of current portion - sites trading less than one year	65,279	68,762
Operating lease liabilities, net of current portion - sites trading more than one year	1,235,405	1,234,140
Finance lease liabilities	77,920	78,481
Financing obligation	76,717	76,624
Deferred revenue, net of current portion	25,195	25,787
Deferred tax liabilities	1,776	1,510
Other non-current liabilities	5,222	5,941
Total non-current liabilities	2,262,203	2,263,920
Total liabilities	2,709,017	2,688,429
Commitments and contingencies

	As of
(in thousands, except for par value and share data)	March 31, 2024	December 31, 2023
Shareholders’ deficit
Class A common stock, $0.01 par value, 1,000,000,000 shares authorized, 65,272,905 shares issued and 54,805,785 outstanding as of March 31, 2024 and 64,208,851 shares issued and 53,741,731 outstanding as of December 31, 2023; Class B common stock, $0.01 par value, 500,000,000 shares authorized, 141,500,385 shares issued and outstanding as of March 31, 2024 and December 31, 2023.	2,068	2,057
Additional paid-in capital	1,239,266	1,231,941
Accumulated deficit	(1,406,405)	(1,360,365)
Accumulated other comprehensive income	34,088	30,000
Treasury stock, at cost; 10,467,120 shares as of March 31, 2024 and December 31, 2023.	(62,000)	(62,000)
Total shareholders’ deficit attributable to Soho House & Co Inc.	(192,983)	(158,367)
Noncontrolling interest	7,589	7,740
Total shareholders’ deficit	(185,394)	(150,627)
Total liabilities and shareholders’ deficit	$2,523,623	$2,537,802

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as Membership revenues plus In-House revenues less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

TOTAL MEMBERS. Total members is defined as Soho House members plus Other members.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works and Soho Friends and are key to our growth strategy and enhancing our Soho House member experience. Prior to August 2022, HOME+ membership, which is now included in Soho Friends, was also included. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members) at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the Non-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2024, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 31, 2023 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at March 31, 2024 of 43 Soho Houses, 9 Soho Works, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)